                                                                    Exhibit 99.1
[OfficeMax, Inc. LOGO]
       Headquarters: 3605 Warrensville Center Rd., Shaker Heights, OH 44122-5203
                      Mailing Address: P.O. Box 228070, Cleveland, OH 44122-8070


                                                         FOR IMMEDIATE RELEASE

NEWS RELEASE

                                                         For inquiries:
                                                         Steve Baisden
                                                         Manager, Investor &
                                                         Public Relations
                                                         (216) 471-3441
                                                         investor@officemax.com

OFFICEMAX REPORTS FIRST QUARTER RESULTS WITH DOMESTIC SAME-STORE SALES UP FIVE PERCENT, FOURTH CONSECUTIVE QUARTER OF POSITIVE IMPROVEMENTS;

EARNINGS PER SHARE MEET ANALYSTS' CONSENSUS ESTIMATE;

OFFICEMAX ENDS QUARTER WITH CASH OF $76 MILLION AND NO SHORT-TERM BORROWINGS, COMPARED TO DEBT OF $118 MILLION LAST YEAR; AND

FIRST TWO WEEKS OF SECOND QUARTER OFF TO A STRONG START WITH SAME-STORE SALES CURRENTLY RUNNING ABOVE THE DOUBLE-DIGIT THRESHOLD

CLEVELAND - May 13, 2003 - OfficeMax, Inc. (NYSE: OMX) today reported sales for its first quarter ended April 26, 2003 reached $1.226 billion, with domestic same-store sales up five percent. This compares to $1.178 billion for the like quarter a year ago. Net income on a generally accepted accounting principles
(GAAP) basis was $9.8 million, or eight cents per diluted share. Last year's first quarter earnings, which benefited from a cash tax refund of $57.5 million, or 46 cents per diluted share, were $63.5 million, or 51 cents per diluted share.

Assuming an approximate 40 percent tax rate provision, which is typically how Wall Street analysts measure the Company's performance, earnings per diluted share were five cents in the first quarter, compared to three cents in the first quarter of fiscal 2002 excluding last year's cash tax refund, OfficeMax said. Other than the benefit from the cash tax refund recorded last year, the Company's first quarter 2003 and 2002 results do not reflect a tax provision because of a deferred tax valuation allowance it established in the fourth quarter of fiscal 2001.

Consolidated same-store sales, which include both the Company's domestic segment and Mexico international segment, increased four percent. Comparable-store sales for OfficeMax's Mexico segment declined 16 percent primarily as a result of a year-over-year unfavorable currency translation from the weakening of the Mexican Peso against the U.S. Dollar.

Michael Feuer, the Company's chairman and chief executive officer, said, "Our first quarter results are further evidence of the Company's ability to drive sales by continuing to increase both same-store customer transactions and the average amount per transaction. The Company believes these first quarter results would have been even better had it not been for the negative effects of the war in Iraq and the accompanying `CNN effect,' manifested by customers spending less time shopping and more time at home viewing war reports and live action on television. The first quarter started strong with February sales in the high single digits but sales began to be affected in mid-March after President Bush issued the country's ultimatum to the Iraqi regime and the war began. The `CNN effect,' combined with consumer uncertainties related to the war, continued through most of April until it became apparent that the country's major combat effort was winding down.

"Since the end of April, sales have resumed a more robust upward trend, with second quarter comparable-store sales off to a very strong start, currently running above the double-digit threshold," Mr. Feuer said. "We believe that, in part, these recent sales results are reflective of a positive, post-war sales bounce back."

In addition, the Company said it elected to delay the launch of its major television branding advertising campaign originally planned for March because the commercials' upbeat messages would have been inappropriate during the war. OfficeMax did subsequently launch the new campaign in the beginning of the second quarter on a much reduced seasonally adjusted basis.

Mr. Feuer noted, "The Company's improved sales in the first quarter take on added significance in light of a negative temporary sales impact in 84 stores that were remodeled as part of our previously announced plan to remodel 250 stores in fiscal 2003. The

                                     -more-

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OFFICEMAX, INC.
1Q03 OPERATING RESULTS
MAY 13, 2003

remodels utilize many or all of the features of the Company's newest prototype format, including reduced shelf heights, enhanced navigational signing and increased visibility of the CopyMax print-for-pay area, each of which helps make shopping easier and more efficient for the customer."

COMPANY EXPECTS TO END FISCAL 2003 WITH NO DEBT AND CONTINUED SALES AND EARNINGS GAINS OfficeMax said it had cash of $76 million and no seasonal short-term borrowings at the end of the first quarter. This is down from $118 million in short-term borrowings for the comparable period a year ago. Based on current estimates, OfficeMax anticipates ending this fiscal year with virtually no debt for the second consecutive year. In addition, the Company said that improved working capital management, combined with enhancements in its supply chain enabled OfficeMax to improve annualized inventory turns to 3.8 times for the first quarter, compared to 3.6 times in the same quarter last year. OfficeMax said the inventory turn increases occurred while building to the highest merchandise in-stock positions in the Company's history. OfficeMax anticipates further improvement as the year progresses with an inventory turn goal of 4.1 times for fiscal 2003.

The Company said that it anticipates year-over-year improvement continuing in the second quarter with same-store sales in the mid-single digit range. OfficeMax noted that, historically, sales in its second quarter comprised of May through July, are the slowest of the year as customers turn more to outdoor activities, including vacations, and spend less time in the office. The Company plans to utilize this slower period to complete the major portion of its store remodel program and seasonal merchandise space reallocations across the chain. Mr. Feuer said, "This will prepare the Company's stores for the high volume third and fourth quarters, which include back-to-school, holiday and the January back-to-business selling seasons." OfficeMax said that typically it generates, by far, the vast majority of its full-year earnings during the second half of the year.

The Company also expects to improve expense leverage and register benefits in other key operating metrics during the second quarter, narrowing its traditional seasonal loss to approximately $0.22 per share on a GAAP basis, or approximately $0.13 per share assuming a full-tax rate. This includes an estimated $0.01 to $0.02 per share after-tax impact as a result of OfficeMax's required adoption of the Financial Accounting Standards Board's recent Emerging Issues Task Force
(EITF) guideline 02-16 which addresses the accounting for cash consideration received from vendors. Consistent with the transition provisions which the EITF finalized in March 2003, the Company is required to adopt this new guidance prospectively, or on a going-forward basis, rather than through a one-time, cumulative adjustment. OfficeMax said this change in accounting principle from the current GAAP application does not affect the amount of vendor income it will receive and recognize. However, it could affect how the Company is required to account for this income; either as an offset to advertising expense or a reduction of merchandise costs to be recognized on a flow through basis as the goods are sold. This accounting change reduced earnings by approximately $0.01 per diluted share for the Company's first quarter.

Mr. Feuer concluded by stating, "OfficeMax is in its best position in recent memory for a very strong second half of the year and sustained growth through fiscal 2004, 2005 and beyond. The Company expects continued benefits from its `Max Means More' marketing campaign, in-store Boundless Selling efforts and new protocols for store execution, combined with further improvements from its massive new infrastructure programs that were developed and implemented during the past 36 months."


ABOUT OFFICEMAX
OfficeMax serves its customers through nearly 1,000 superstores, e-commerce Web sites and direct-mail catalogs. The Company has operations in the United States, Canada, Puerto Rico, the U.S. Virgin Islands and Mexico. In addition to offering office products, business machines and related items, OfficeMax superstores feature CopyMax and FurnitureMax, store-within-a-store modules devoted exclusively to "print-for-pay" services and office furniture. The Company also reaches customers in the United States with an offering of over 40,000 items through its award winning e-commerce site, OfficeMax.com, its direct-mail catalogs and its outside sales force, all of which are serviced by its three PowerMax distribution facilities, 17 delivery centers and two national customer call and contact centers.

                                      # # #

Note: Statements in this news release, other than those concerning historical information (including information incorporated by reference), contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any information in this news release that is not historical information is a forward-looking statement

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OFFICEMAX, INC.
1Q03 OPERATING RESULTS
MAY 13, 2003


which may be identified by the use of language such as "may," "will," "should," "expects," "plans," "anticipates," "estimates," "believes," "thinks," "continues," "indicates," "outlook," "looks," "goals," "initiatives," "projects," or similar expressions. These statements are likely to address the Company's growth strategy, future financial performance (including sales, gross margin and earnings), strategic initiatives, marketing and expansion plans, and the impact of operating initiatives. The forward-looking statements, which speak only as of the date the statement was made, are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated, projected or implied in the forward-looking statements. These risks and uncertainties include those described in Exhibit 99.1 of the Company's Annual Report on Form 10-K for the fiscal year ended January 25, 2003, and in other reports and exhibits to those reports filed with the Securities and Exchange Commission. You are strongly urged to review such filings for a more detailed discussion of such risks and uncertainties. The Company's filings with the Securities and Exchange Commission are available at no charge at www.sec.gov and www.freeEDGAR.com, as well as on a number of other web sites including OfficeMax.com, under the investor information section. These risks and uncertainties also include the following: risks associated with general economic conditions (including the effects of the continuing hostilities in Iraq and Afghanistan, the stock market decline, currency devaluation, additional terrorist attacks and hostilities, slower than anticipated economic recovery and declining employment rate or other changes in our customers' business environments, including an increase in bankruptcy filings); increasing competition that includes office supply superstores, wholesale clubs, contract stationers, computer and electronics superstore retailers, Internet merchandisers and mass merchandisers, as well as grocery and drug store chains; and the result of continuing FAS 142 assessments along with other new accounting pronouncements. The foregoing list of important factors is not exclusive. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

(Financial tables follow)

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OFFICEMAX, INC.
1Q03 OPERATING RESULTS
MAY 13, 2003


                                 OFFICEMAX, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                                      13 WEEKS ENDED
                                                             -------------------------------
                                                                        (Unaudited)
                                                               APR. 26,             Apr. 27,
                                                                2003                 2002
                                                             ----------           ----------
Sales................................................        $1,226,460           $1,178,152
Cost of merchandise sold, including
  buying and occupancy costs.........................           918,005              878,824
                                                             ----------           ----------
Gross profit.........................................           308,455              299,328
Store operating and selling expenses.................           264,403              257,213
General and administrative expenses..................            33,203               34,013
                                                             ----------           ----------
Total operating expenses.............................           297,606              291,226
Operating income.....................................            10,849                8,102
Interest expense and other, net......................               469                1,341
                                                             ----------           ----------
Income before income taxes
  and minority interest.............................             10,380                6,761
Income tax benefit..................................                 --              (57,500)
Minority interest...................................                597                  743
                                                             ----------           ----------
Net income..........................................         $    9,783           $   63,518
                                                             ==========           ==========
EARNINGS PER COMMON
  SHARE DATA:
    Basic...........................................              $0.08                $0.52
    Diluted.........................................              $0.08                $0.51
                                                             ==========           ==========

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING:
    Basic...........................................            124,233              123,204
    Diluted.........................................            125,382              124,781
                                                             ==========           ==========


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OFFICEMAX, INC.
1Q03 OPERATING RESULTS
MAY 13, 2003

                                 OFFICEMAX, INC.
                              BUSINESS SEGMENT DATA
                      (In thousands, except per share data)

                                                                      13 WEEKS ENDED
                                                             -------------------------------
                                                                        (Unaudited)
                                                               APR. 26,             Apr. 27,
                                                                2003                 2002
                                                             ----------           ----------
DOMESTIC BUSINESS SEGMENT
Sales...........................................             $1,192,124           $1,139,888
Cost of merchandise sold, including
  buying and occupancy costs....................                892,134              849,682
                                                             ----------           ----------
Gross profit....................................                299,990              290,206
Operating income................................                  9,975                6,758
Net income......................................             $    9,161           $   62,744
                                                             ==========           ==========
INTERNATIONAL BUSINESS SEGMENT
Sales...........................................             $   34,336           $   38,264
Cost of merchandise sold, including
  buying and occupancy costs....................                 25,871               29,142
                                                             ----------           ----------
Gross profit....................................                  8,465                9,122
Operating income................................                    874                1,344
Minority interest...............................                    597                  743
Net income......................................             $      622             $    774
                                                             ==========           ==========
EARNINGS PER SHARE ON A DILUTED BASIS WERE:

  Domestic Business Segment                                  $     0.07           $     0.50

  International Business Segment                             $     0.01           $     0.01


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OFFICEMAX, INC.
1Q03 OPERATING RESULTS
MAY 13, 2003

                                 OFFICEMAX, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

------------------------------------------------------------------------------------------------

                                                               APR. 26,             JAN. 25,
                                                                 2003                 2003
                                                             (UNAUDITED)
------------------------------------------------------------------------------------------------

ASSETS
Current assets:
  Cash and equivalents                                       $   75,946           $  137,143
  Accounts receivable, net of allowances
    of $1,240 and $1,073, respectively                          115,660               90,339
  Merchandise inventories                                       946,085              927,679
  Other current assets                                           32,310               27,585

  Total current assets                                        1,170,001            1,182,746

Property and Equipment:
  Buildings and land                                             36,253               36,133
  Leasehold improvements                                        192,140              183,547
  Furniture, fixtures and equipment                             649,787              645,466
                                                             ----------           ----------
  Total property and equipment                                  878,180              865,146
  Less: Accumulated depreciation                               (589,634)            (567,709)
                                                             ----------           ----------
   Property and equipment, net                                  288,546              297,437

Other assets and deferred charges                                14,686               14,763
Goodwill, net of accumulated amortization of $89,757            290,495              290,495
                                                             ----------           ----------
                                                             $1,763,728           $1,785,441
                                                             ==========           ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable - trade                                   $  440,796           $  437,884
  Accrued expenses and other liabilities                        206,651              227,022
  Accrued salaries and related expenses                          43,607               60,190
  Taxes other than income taxes                                  79,775               79,781
  Revolving credit facility                                         -                    -
  Redeemable preferred shares - Series B                         21,750               21,750
  Mortgage loan, current portion                                    130                  128
                                                             ----------           ----------
  Total current liabilities                                     792,709              826,755
Mortgage loan                                                     1,354                1,390
Other long-term liabilities                                     159,210              157,587
                                                             ----------           ----------
  Total liabilities                                             953,273              985,732
                                                             ----------           ----------
Minority interest                                                19,517               19,264

Shareholders' equity:
  Common stock                                                  886,366              887,556
  Deferred stock compensation                                      (282)                (153)
  Cumulative translation adjustment                              (2,829)              (2,457)
  Retained deficit                                               (4,082)             (13,865)
  Less: Treasury stock, at cost                                 (88,235)             (90,636)
                                                             ----------           ----------
  Total shareholders' equity                                    790,938              780,445
                                                             ----------           ----------
                                                             $1,763,728           $1,785,441
                                                             ==========           ==========


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OFFICEMAX, INC.
1Q03 OPERATING RESULTS
MAY 13, 2003


OfficeMax's accompanying news release includes non-GAAP earnings per share results for the Company's quarter ended April 26, 2003 and estimated results for the current quarter ending July 26, 2003 and the comparative quarters from fiscal 2002. For the first quarter, these results include the effect of a normalized tax provision excluding a change in the Company's valuation allowance for deferred tax assets. The effect of a normalized tax provision would have a similar impact on the second quarter estimates. This information is included to provide operating results on a more comparable basis to OfficeMax's historical operating results, its industry peers and estimates projected by securities analysts. Below is a reconciliation of the Company's GAAP earnings per share results and estimates to the non-GAAP measures presented in this release:

(in 000's, except EPS data)                13 Weeks Ended                                 13 Weeks Ended
-------------------------- -------------------------------------------    --------------------------------------------------
                           (Unaudited)               (Unaudited)           (Estimated)               (Unaudited)
                          Apr. 26, 2003     EPS    Apr. 27, 2002   EPS    July 26, 2003    EPS      July 27, 2002      EPS
                          -------------   ------   -------------  ------  -------------  --------   -------------    -------
GAAP Net income (loss)       $  9,783    $  0.08   $     63,518   $ 0.51   $  (27,000)   $ (0.22)   $   (33,362)     $ (0.27)
Income tax benefit                -          -          (57,500)   (0.46)         -          -              -            -
Estimated tax (provision)
benefit                        (3,864)     (0.03)        (2,377)   (0.02)      10,800    $  0.09         13,178         0.11
                             -------------------   ---------------------   ---------------------    ------------------------
Non-GAAP net income (loss)   $  5,919    $  0.05   $      3,641   $ 0.03   $  (16,200)   $ (0.13)   $   (20,184)     $ (0.16)
                             ===================   =====================   =====================    ========================
Weighted Average number of
common shares outstanding                125,382                 124,781                 124,750                    123,920